Exhibit 99.1

Eastern Insurance Holdings, Inc. Announces Third Quarter 2011 Results

Company Release - 11/03/2011 16:00

LANCASTER, Pa., Nov. 3, 2011 /PRNewswire/ — Eastern Insurance Holdings, Inc. (“EIHI” or the “Company”) (NASDAQ: EIHI) today reported net income for the three months ended September 30, 2011 of $1.0 million, or $0.13 per diluted share, compared to net income of $2.2 million, or $0.25 per diluted share, for the same period in 2010. Included in EIHI’s net income was income from discontinued operations of $368,000 or $0.05 per diluted share and $1.0 million or $0.12 per diluted share for the three months ended September 30, 2011 and 2010, respectively. EIHI’s net income for the three months ended September 30, 2011 was reduced by $0.11 related to net realized investment losses and for the three months ended September 30, 2010 was increased by $0.10 related to net realized investment gains. EIHI’s diluted book value per share and tangible diluted book value per share were $15.52 and $13.91, respectively, as of September 30, 2011 compared to $14.88 and $13.38, respectively, as of December 31, 2010.

“I am pleased to report another quarter of solid results in our workers’ compensation insurance business during 2011,” said Michael L. Boguski, President and Chief Executive Officer. “Our favorable results were driven by solid growth in workers’ compensation insurance direct written premiums, positive audit premium, strong premium renewal retention, renewal rate increases and a reduction in our expense ratio. Workers’ compensation insurance direct written premium increased by 21.2 percent to $41.8 million for the three months ended September 30, 2011 compared to $34.5 million for the same period in 2010, driven primarily by growth in each of our Mid-Atlantic, Southeast and Midwest regional offices and in all of our product lines. During the third quarter of 2011, the Company recorded additional audit premium of $1.1 million compared to $81,000 for the same period in 2010, an increase of $1.0 million. Our premium renewal retention rate was 88.4 percent for 2011 compared to 86.9 percent for 2010, an increase of 1.5 percentage points. We secured renewal rate increases of 0.9 percent in 2011 compared to renewal rate decreases of 2.4 percent in 2010, an increase of 3.3 percentage points. I was particularly pleased with our third quarter workers’ compensation insurance segment and consolidated combined ratios of 87.5 percent and 92.6 percent, respectively, compared to 95.1 percent and 102.8 percent, respectively, for the same period in 2010. Our consolidated expense ratio was 29.9 percent for the third quarter of 2011 compared to 32.4 percent for the same period in 2010. The reduction in the consolidated expense ratio is primarily attributable to our growth in net earned premium, prudent expense management strategies, and an increase in Alternative Markets fee-based revenue, which is recorded as a reduction to underwriting expenses.”

Boguski continued, “Our diluted book value per share was $15.52 as of September 30, 2011 compared to $15.51 per share as of June 30, 2011. The nominal increase in diluted book value per share during the quarter was primarily due to favorable workers’ compensation insurance operating results and share repurchases of 271,828 shares at a weighted average price of $13.21, almost entirely offset by market value declines in our investment portfolio.”

Boguski concluded, “I am very pleased with our strategic achievements in 2011. Our new office in Richmond, Virginia and selective agency appointments in Kentucky, New Jersey and Michigan have contributed to new business generation in support of the Company’s organic growth strategy. “ParallelPay,” the Company’s pay-as-you-go initiative, continues to post impressive production results at favorable loss ratios. ParallelPay’s direct written premium was $6.4 million for the third quarter of 2011 compared to $4.7 million for the same period in 2010 and direct written premium for the nine months ended September 30, 2011 was $15.2 million.”

Net income (loss) and diluted earnings per share for the three months ended September 30, 2011 and 2010 consisted of the following (in thousands):

	2011		2010
	Net Income (Loss)	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings Per Share
Workers’ compensation insurance	$1,515	$0.19	$2,000	$0.23
Corporate and other	(859)	(0.11)	(832)	(0.10)

Income from continuing operations	656	0.08	1,168	0.13
Discontinued operations(1)	368	0.05	1,010	0.12

Net income/loss	$1,024	$0.13	$2,178	$0.25

(1)	Discontinued operations include EIHI’s former group benefits insurance and run-off specialty reinsurance segments.

Weighted average fully diluted shares considered outstanding used to calculate diluted earnings per share for the three months ended September 30, 2011 and 2010 were 7,810,082 and 8,757,354, respectively.

Consolidated highlights for the third quarter include:

•

Revenue from continuing operations for the third quarter of 2011 increased to $33.4 million compared to $31.6 million for the same period in 2010. Net premiums earned from continuing operations were $33.9 million for the third quarter of 2011 compared to $28.8 million for the same period in 2010. The increase in revenue and net premiums earned is due primarily to an increase in direct written premium production, partially offset by net realized investment losses in 2011 compared to net realized investment gains in 2010.

•

Net investment income from continuing operations was $1.0 million ($694,000 after-tax) for the three months ended September 30, 2011, compared to $869,000 ($608,000 after-tax) for the same period in 2010.

•

The change in equity interest in limited partnerships from continuing operations decreased $620,000 to a loss of $354,000 ($260,000 after-tax) for the three months ended September 30, 2011, compared to income of $266,000 ($191,000 after-tax) for the same period in 2010.

•

Net realized investment losses from continuing operations, excluding the segregated portfolio cell reinsurance segment, were $1.3 million ($835,000 after-tax) for the three months ended September 30, 2011 compared to net realized investment gains, excluding the segregated portfolio cell reinsurance segment, of $1.3 million ($833,000 after-tax) for the same period in 2010, including convertible bond investment portfolio after-tax net realized investment losses of $976,000 for the three months ended September 30, 2011 and convertible bond investment portfolio after-tax net realized investment gains of $690,000 for the same period in 2010. The Company accounts for changes in the estimated fair value of its convertible bond portfolio as a realized gain or loss.

Segment Operating Results

Workers’ Compensation Insurance

EIHI’s workers’ compensation insurance segment reported net income of $1.5 million for the third quarter of 2011, compared to $2.0 million for the third quarter of 2010. Highlights for the third quarter include:

•

Direct written premiums increased to $41.8 million for the three months ended September 30, 2011, compared to $34.5 million for the same period in 2010, an increase of 21.2 percent. Direct written premium includes premium ceded to the segregated portfolio cell reinsurance segment of $8.1 million and $7.0 million for the three months ended September 30, 2011 and 2010, respectively.

•

Audit premium, which results from an examination of the policyholders’ payroll and other records, resulted in the recording of additional premium to the Company which increased net premiums earned by $1.1 million for the three months ended September 30, 2011 compared to $81,000 for the same period in 2010.

•	The combined ratio was 87.5 percent for the third quarter of 2011, compared to 95.1 percent for the same period last year.

•

The calendar period loss and LAE ratio was 64.0 percent and 67.3 percent for the three months ended September 30, 2011 and 2010, respectively. The calendar period loss and LAE ratio was impacted by additional audit premium to the Company of $1.1 million for the three months ended September 30, 2011, which decreased the 2011 loss and LAE ratio by 2.8 points compared $81,000 for the same period in 2010, which decreased the 2010 loss and LAE ratio by 0.3 points. There was no loss reserve development recorded on prior accident years in the workers’ compensation insurance segment for the three months ended September 30, 2011 and 2010.

•

The expense ratio was 22.8 percent for the three months ended September 30, 2011 compared to 26.3 percent for the same period in 2010. The 2011 expense ratio was impacted by prudent expense management strategies, 17.8 percent growth in net premiums earned and 27.3 percent growth in Alternative Markets fee-based revenue, which is recorded as a reduction to underwriting expenses.

Segregated Portfolio Cell Reinsurance

The segregated portfolio cell reinsurance segment has fifteen active programs. These programs produce fee-based revenue and segregated portfolio cell dividends for EIHI’s other business segments. Highlights for the third quarter include:

•

Direct premium assumed from the workers’ compensation insurance segment increased to $8.1 million for the three months ended September 30, 2011, compared to $7.0 million for the same period in 2010, an increase of 15.7 percent.

•

Fee-based revenue generated for EIHI’s other business segments by the segregated portfolio cell reinsurance segment was $1.4 million and $1.1 million for the three months ended September 30, 2011 and 2010, respectively.

•

Segregated portfolio cell dividend income for programs in which EIHI has an ownership interest was $110,000 for the three months ended September 30, 2011, compared to a segregated portfolio cell dividend loss of $152,000 for the same period in 2010.

Corporate and Other

The corporate and other segment primarily includes corporate expenses and EIHI’s third party administration business. The corporate and other segment recorded a net loss of $859,000 for the three months ended September 30, 2011, compared to a net loss of $832,000 for the three months ended September 30, 2010.

Financial Condition

Total assets were $341.9 million as of September 30, 2011. Shareholders’ equity was $125.4 million as of September 30, 2011. During the third quarter of 2011, the Company repurchased 271,828 of common shares at a total cost of $3.6 million, representing a weighted average price of $13.21 per share. As of September 30, 2011, EIHI’s book value per share and diluted book value per share were $15.75 and $15.52, respectively. Outstanding shares used to calculate book value per share and diluted book value per share were 7,962,442 and 8,822,630, respectively, as of September 30, 2011. The basic book value per share calculation includes the impact of restricted stock awards of 254,675 shares and warrants exercised of 180,291. The diluted book value per share calculation includes the additional dilutive impact of stock options to purchase 860,188 common shares, which have a weighted average exercise price of $13.38.

Conference Call with Investors

EIHI will hold a conference call with investors beginning at 10:00 a.m. Eastern Time on Friday, November 4, 2011 to review the Company’s 2011 third quarter results. The conference call will be available via a live webcast accessed through the Investor Relations section of www.eihi.com. The dial-in numbers for the conference call are as follows:

Live Call

877-317-6789 (Domestic)

412-317-6789 (International)

866-605-3852 (Canada)

A replay of the conference call will be available through November 21, 2011, at 877-344-7529 (domestic) and 412-317-0088 (international). The replay conference number for the conference call is 10005656. An online archive of the webcast will be available on the Investor Relations section of www.eihi.com.

Consolidated Financial Results

Set forth in the tables below are the unaudited consolidated balance sheets as of September 30, 2011 and December 31, 2010 and unaudited statements of income for the three and nine months ended September 30, 2011 and 2010.

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share data)

	September 30 2011	December 31 2010
ASSETS
Investments:
Fixed income securities, at estimated fair value (amortized cost, $117,323; $124,201)	$122,227	$127,474
Convertible bonds, at estimated fair value (amortized cost, $16,972; $16,481)	17,271	18,140
Equity securities, at estimated fair value (cost, $23,740; $17,002)	23,205	20,880
Other long-term investments, at estimated fair value (cost, $10,228; $10,271)	11,726	11,435

Total investments	174,429	177,929

Cash and cash equivalents	50,126	45,855
Accrued investment income	1,110	1,195
Premiums receivable (net of allowance, $225; $225)	60,221	46,402
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	13,145	12,285
Deferred acquisition costs	9,691	7,721
Deferred income taxes, net	1,844	721
Federal income taxes recoverable	216	918
Intangible assets	5,401	6,163
Goodwill	10,752	10,752
Other assets	15,005	12,723

Total assets	$341,940	$322,664

LIABILITIES
Reserves for unpaid losses and loss adjustment expenses	$104,751	$95,963
Unearned premium reserves	69,103	53,485
Advance premium	89	482
Accounts payable and accrued expenses	16,315	15,707
Ceded reinsurance balances payable	9,674	7,371
Segregated portfolio cell dividend payable	14,648	13,355
Policyholder dividends payable	1,920	1,590

Total liabilities	$216,500	$187,953

SHAREHOLDERS’ EQUITY
Series A preferred stock, par value $0, auth. shares – 5,000,000; no shares issued and outstanding	—	—
Common capital stock, par value $0, auth. shares – 20,000,000; issued – 11,786,014 and 11,784,514; respectively; outstanding – 7,962,442 and 8,964,344, respectively	—	—
Unearned ESOP compensation	(3,552)	(4,111)
Additional paid in capital	115,715	114,472
Treasury stock, at cost (3,823,572 and 2,820,170 shares, respectively)	(53,751)	(40,835)
Retained earnings	64,580	61,364
Accumulated other comprehensive income, net	2,448	3,821

Total shareholders’ equity	125,440	134,711

Total liabilities and shareholders’ equity	$341,940	$322,664

EASTERN INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenue:
Net premiums earned	$33,917	$28,774	$96,002	$80,040
Net investment income	1,013	869	2,947	2,517
Change in equity interest in limited partnerships	(354)	266	291	520
Net realized investment gains (losses)	(1,306)	1,513	500	1,592
Other revenue	86	143	348	434

Total revenue	33,356	31,565	100,088	85,103

Expenses:
Losses and loss adjustment expenses incurred	21,051	19,916	61,216	55,440
Acquisition and other underwriting expenses	3,630	3,276	10,356	9,101
Other expenses	6,256	5,735	18,197	15,964
Amortization of intangible assets	254	321	762	963
Policyholder dividends	204	333	823	732
Segregated portfolio dividend expense	1,007	84	2,196	(618)

Total expenses	32,411	29,665	93,550	81,582

Income from continuing operations before income taxes	945	1,900	6,538	3,521
Income tax expense from continuing operations	289	732	2,011	1,129

Net income from continuing operations	$656	$1,168	$4,527	$2,392

Discontinued operations:
Income (loss) from discontinued operations	—	1,164	—	997
Income tax expense	(368)	154	(368)	758

Net income from discontinued operations	368	1,010	368	239

Net income (loss)	$1,024	$2,178	$4,895	$2,631

Earnings per share (EPS) from continuing operations:
Basic shares outstanding	7,694,403	8,690,061	7,967,230	8,797,417
Basic EPS	$0.08	$0.13	$0.56	$0.27

Diluted shares outstanding	7,810,082	8,757,354	8,080,354	8,854,580
Diluted EPS	$0.08	$0.13	$0.56	$0.27
Earnings per share (EPS):
Basic shares outstanding	7,694,403	8,690,061	7,967,230	8,797,417
Basic EPS	$0.13	$0.25	$0.61	$0.30

Diluted shares outstanding	7,810,082	8,757,354	8,080,354	8,854,580
Diluted EPS	$0.13	$0.25	$0.60	$0.30

Cautionary Statement

Some of the statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “project,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms or other similar terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. No assurance can be given that management’s expectations, beliefs or projections will occur or be achieved or accomplished. Factors that could affect the Company’s actual results include, among others, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our growth strategies and investment objectives; the further deterioration in the fixed income and equity security markets, the effects of intense competition; the loss of one or more principal employees; the geographic concentration of our business; the failure of independent insurance brokers to adequately market our products; and other factors described in our filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements.

SOURCE Eastern Insurance Holdings, Inc.